Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 18, 2009 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), on the financial statements of Colorado Goldfields Inc. (an Exploration Stage Company), which appears on page 42 in the Annual Report on Form 10-K of Colorado Goldfields Inc. for the year ended August 31, 2009.
/s/ GHP HORWATH, P.C.
Denver, Colorado
October 4, 2010

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